EXHIBIT 99.1

EXECUTION VERSION

_______________________________

INSURANCE AND INDEMNITY AGREEMENT

by and among:

THE FIRST MARBLEHEAD CORPORATION

and

FIRST MARBLEHEAD DATA SERVICES, INC.,

as Administrator

and

U.S. BANK NATIONAL ASSOCIATION,

as  Indenture Trustee

and

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4,

as Issuer

and

AMBAC ASSURANCE CORPORATION,
as Note Insurer

_______________________________

Dated as of September 20, 2007

TABLE OF CONTENTS

(This Table of Contents is for convenience of reference only and shall not be deemed to be part of this Agreement.  All capitalized terms used in this Agreement and not otherwise defined shall have the meanings set forth in Article I of this Agreement.)

ARTICLE I DEFINITIONS

ARTICLE II REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 2.01. Representations and Warranties of the Administrator
SECTION 2.02. Representations and Warranties of the Issuer
SECTION 2.03. Affirmative Covenants of the Administrator
SECTION 2.04. Affirmative Covenants of the Issuer
SECTION 2.05. Negative Covenants of the Administrator
SECTION 2.06. Negative Covenants of the Issuer
SECTION 2.07. Representations and Warranties of FMC
SECTION 2.08. Affirmative Covenants of FMC
SECTION 2.09. Negative Covenants of FMC

ARTICLE III THE NOTE GUARANTY INSURANCE POLICY; REIMBURSEMENT

SECTION 3.01. Issuance of the Note Guaranty Insurance Policy
SECTION 3.02. Payment of Note Insurance Premium.
SECTION 3.03. Reimbursement Obligation.
SECTION 3.04. Indemnification
SECTION 3.05. Payment Procedure
SECTION 3.06. Payments to the Note Insurer

ARTICLE IV FURTHER AGREEMENTS

SECTION 4.01. Effective Date; Term of this Insurance and Indemnity Agreement
SECTION 4.02. Further Assurances and Corrective Instruments.
SECTION 4.03. Obligations Absolute.
SECTION 4.04. Assignments; Reinsurance; Third Party Rights.
SECTION 4.05. Liability of the Note Insurer
SECTION 4.06. Parties Not to Institute Insolvency Proceedings

ARTICLE V DEFAULTS AND REMEDIES

SECTION 5.01. Events of Default
SECTION 5.02. Remedies; No Remedy Exclusive
SECTION 5.03. Waivers

ARTICLE VI MISCELLANEOUS

SECTION 6.01. Amendments, Etc
SECTION 6.02. Notices
SECTION 6.03. Severability
SECTION 6.04. Governing Law
SECTION 6.05. Consent to Jurisdiction
SECTION 6.06. Consent of the Note Insurer
SECTION 6.07. Counterparts
SECTION 6.08. Headings
SECTION 6.09. Trial by Jury Waived
SECTION 6.10. Limited Liability
SECTION 6.11. Entire Agreement
SECTION 6.12. Limitation of Liability of Owner Trustee

INSURANCE AND INDEMNITY AGREEMENT, dated as of September 20, 2007 by and among The First Marblehead Corporation, a Delaware corporation, First Marblehead Data Services, Inc., a Massachusetts corporation, as administrator (in such capacity, and together with any successor thereto in such capacity, the “Administrator”), U.S. Bank National Association, as indenture trustee (in such capacity, and together with any successor thereto in such capacity, the “Indenture Trustee”), The National Collegiate Student Loan Trust 2007-4, a Delaware statutory trust (the “Issuer”), and AMBAC ASSURANCE CORPORATION (the “Note Insurer”).

WHEREAS, the Indenture provides for, among other things, the issuance of Notes, the proceeds of which shall be used to acquire certain Private Student Loans, pay Program Expenses and Student Loan acquisition premiums;

WHEREAS, the Note Insurer has agreed to issue its Note Guaranty Insurance Policy that guarantees certain payments in respect of the Notes;

WHEREAS, the Note Insurer shall be paid a Note Insurance Premium as set forth herein; and

WHEREAS, the Administrator and the Issuer have undertaken certain obligations in consideration for the Note Insurer’s issuance of its Note Guaranty Insurance Policy;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Unless the context clearly requires otherwise, all capitalized terms used herein and not otherwise defined in this Article I shall have the meanings assigned to them in the Indenture (as defined below).

“Administrator” has the meaning set forth in the preamble.

“Administration Agreement” means the administration agreement dated as of September 20, 2007 among the Issuer, the Indenture Trustee, the Owner Trustee, the Depositor and the Administrator, and without regard to any amendment, supplement or modification thereto, unless such amendment, supplement or modification has been approved in writing by the Note Insurer.

“Administrator Documents” has the meaning assigned to that term in Section 2.01(j) of this Insurance and Indemnity Agreement .

“Approvals” has the meaning assigned to that term in Section 2.01(a) of this Insurance and Indemnity Agreement.

“Basic Documents” means the Trust Agreement, the Indenture, all Student Loan Purchase Agreements, the Deposit and Sale Agreement, the Servicing Agreements, the Administration Agreement, the Back-up Administration Agreement, the Custodial Agreements, the Note Depository Agreement, the Note Guaranty Insurance Policy, the Guarantee Agreements, the TERI Deposit and Security Agreement, the Auction Agent Agreement, the Broker Dealer Agreements, any Program Manual and other documents and certificates delivered in connection with any thereof.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York City, Minneapolis, Minnesota or the city in which the designated corporate trust office of the Indenture Trustee is located, are authorized or obligated by law, regulation or executive order to remain closed or on which the office designated by the Note Insurer for making a claim under the Note Guaranty Insurance Policy is closed.

“Closing Date” means September 20, 2007.

“Default” means any event which results, or which with the giving of notice or the lapse of time or both would result, in an Event of Default.

“Event of Default” means any event of default specified in Section 5.01 of this Insurance and Indemnity Agreement.

“Financed Student Loan Report” has the meaning assigned to that term in Section 2.03(c)(iii) of this Insurance and Indemnity Agreement.

“Financial Guaranty Insurance Policy Premium Letter” means the Letter Agreement dated September 20, 2007 between the Issuer and the Note Insurer and acknowledged by FMC with respect to the Note Insurance Premium.

“Financial Statements” means, the balance sheets of FMC and its consolidated subsidiaries as of June 30, 2007, or the most recently ended fiscal year, and the statements of income, retained earnings and cash flows of FMC and its consolidated subsidiaries for the 12-month period then ended, and the notes thereto, and all annual and quarterly financial statements required to be delivered to the Note Insurer by FMC pursuant to Sections 2.03(c)(i) and (ii) hereof, as applicable.

“FMC” means The First Marblehead Corporation, a Delaware corporation.

“Indemnified Party” has the meaning assigned to that term in Section 3.04(b) of this Insurance and Indemnity Agreement.

“Indemnifying Party” has the meaning assigned to that term in Section 3.04(b) of this Insurance and Indemnity Agreement.

“Indenture” means the Indenture, dated as of September 1, 2007, between the Issuer and the Trustee, as in existence on September 1, 2007, and without regard to any amendment, supplement or modification thereto, unless such amendment, supplement or modification has been approved in writing by the Note Insurer.

“Indenture Trustee” has the meaning set forth in the preamble.

“Insurance and Indemnity Agreement” means this Insurance and Indemnity Agreement, as it may be amended or supplemented from time to time as provided herein.

“Insurer Payment Rate” shall mean the lesser of (a) the maximum rate permissible under applicable usury or similar laws limiting interest rates and (b) the greater of (i) the then applicable highest rate of interest on the Notes and (ii) the per annum rate of interest, publicly announced from time to time by JPMorgan Chase Bank, N.A. (“Chase”) at its principal office in the City of New York, as its prime or base lending rate (“Prime Rate”) (any change in such Prime Rate to be effective on the date such change is announced by Chase) plus three (3%) percent.  The Insurer Payment Rate shall be computed on the basis of the actual number of days elapsed over a year of 360 days.  In the event that Chase ceases to announce its Prime Rate publicly, Prime Rate shall be the publicly announced prime or base lending rate of such national bank as the Note Insurer shall specify.

“Investment Company Act” means the Investment Company Act of 1940, including, unless the context otherwise requires, the rules and regulations thereunder, as amended.

“Issuer” has the meaning set forth in the preamble.

“Issuer Documents” has the meaning assigned to that term in Section 2.02(j) of this Insurance and Indemnity Agreement.

“Location” has the meaning assigned to that term in Section 2.01(n) of this Insurance and Indemnity Agreement.

“Material Adverse Change” means, in respect of any Person, a material adverse change in (i) the business, assets, financial condition, prospects, results of operations or properties of such Person, (ii) the ability of such Person to perform its obligations under any of the Basic Documents, (iii) the validity, enforceability or collectibility of this Insurance and Indemnity Agreement, any other Basic Document to which such Person is a party, a material amount of the Financed Student Loans or the Student Loan Notes, or any Servicing Agreement or the Guarantee Agreements, (iv) the status, existence, perfection, priority or enforceability of the Indenture Trustee’s security interest in the Collateral, (v) a Guarantor’s obligation to guarantee payment of a Financed Student Loans or (vi) the Servicer’s ability to service Student Loans.

“Moody’s” means Moody’s Investors Service, Inc., a Delaware corporation, and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “Moody’s” shall be deemed to refer to any other nationally recognized rating agency designated by the Note Insurer.

“Note” means one of the notes issued, authenticated and delivered pursuant to the Indenture.

“Note Guaranty Insurance Policy” means the Note Guaranty Insurance Policy issued by the Note Insurer to the Trustee for the benefit of the Holders of the Notes dated as of the date hereof.

“Note Insurance Premium” means, with respect to the Note Guaranty Insurance Policy, the amount set forth in the Note Guaranty Insurance Policy Premium Letter, in each case calculated in accordance with the terms of the Note Guaranty Insurance Policy Premium Letter and payable at the times set forth in the Note Guaranty Insurance Policy Premium Letter.

“Note Insurer” has the meaning set forth in the preamble.

“Officer’s Certificate” means a certificate signed by an Authorized Representative or authorized officer of the Issuer or the Administrator, respectively.

“Opinion of Counsel” means a written opinion of an attorney at law or firm of attorneys selected by the Person obliged to deliver an opinion on the subject in question, reasonably acceptable to the Person who is to receive the same hereunder, duly admitted to the practice of law before the highest court of any state of the United States of America or the District of Columbia.

“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or any agency, instrumentality or political subdivision thereof.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor thereto, and, if such corporation shall for any reason no longer perform the functions of a securities rating agency, “S&P” shall be deemed to refer to any other nationally recognized rating agency designated by the Note Insurer.

“Securities Act” means the Securities Act of 1933, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

“Term of this Insurance and Indemnity Agreement” shall be determined as provided in Section 4.01 hereof.

“Transaction” means the transactions contemplated by the Basic Documents.

“Trust Agreement” means the trust agreement dated as of 20, 2007 by and between the Depositor and the Owner Trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, including, unless the context otherwise requires, the rules and regulations thereunder, as amended from time to time.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 2.01.  Representations and Warranties of the Administrator.  The Administrator represents, warrants and covenants as follows:

(a)  Due Organization and Qualification.  The Administrator is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  The Administrator is duly qualified to transact business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals (together, “Approvals”) necessary for the conduct of its business as currently conducted and the performance of its obligations under the Basic Documents, in each jurisdiction in which the failure to be so qualified or to obtain such Approvals would render any Basic Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

(b)  Power and Authority.  The Administrator has all necessary corporate power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Basic Documents and to consummate the Transaction.

(c)  Due Authorization.  The execution, delivery and performance of the Basic Documents to which it is a party by the Administrator have been duly authorized by all necessary corporate action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or any of its stockholders which have not previously been obtained or given.

(d)  Noncontravention.  Neither the execution and delivery by the Administrator of the Basic Documents to which it is a party, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Basic Documents:

(i)  conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws of the Administrator, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Administrator or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Administrator;

(ii)  constitutes a default by the Administrator under or results in the acceleration of any obligation under or a material breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Administrator is a party or by which any of its properties is or may be bound or affected; or

(iii)  results in or requires the creation of any lien upon or in respect of any assets of the Administrator.

(e)  Legal Proceedings.  There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Administrator or any of its subsidiaries or related special purpose vehicles, or any properties or rights of the Administrator, or any of its subsidiaries or related special purpose vehicles, or any of the Financed Student Loans, pending or, to the knowledge of the Administrator after reasonable inquiry, threatened, which, in any case, if decided adversely to the Administrator or any such subsidiary or any such related special purpose vehicle could result in a Material Adverse Change with respect to the Administrator or any such subsidiary or any such related special purpose vehicle.

(f)  Valid and Binding Obligations.  The Basic Documents to which the Administrator is a party, when executed and delivered by the Administrator, will constitute the legal, valid and binding obligations of the Administrator, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The Notes are validly issued and outstanding and entitled to the benefits of the Indenture.

(g)  Financial Statements.  The Financial Statements of the Administrator and its parent, FMC, (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of the Administrator and its parent, FMC, as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).  Since December 31, 2006 there has been no Material Adverse Change in respect of the Administrator or its parent, FMC.  Except as disclosed in the Financial Statements, each of the Administrator and its parent, FMC, is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Administrator or its parent, FMC.

(h)  Compliance with Law, Etc.  No practice, procedure or policy employed, or proposed to be employed, by the Administrator in the conduct of its business, violates any law, regulation, judgment, agreement, order or decree applicable to it that, if enforced, could result in a Material Adverse Change with respect to the Administrator.

(i)  Taxes.  The Administrator has filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due.  Any taxes, fees and other governmental charges payable by the Administrator in connection with the Transaction, the execution and delivery of the Basic Documents and the issuance of the Notes have been paid or shall have been paid at or prior to the Closing Date.

(j)  Accuracy of Information.  Neither the Basic Documents, nor other information relating to the Financed Student Loans, the operations of the Administrator (including servicing or origination of loans) or the financial condition of the Administrator, as amended, supplemented or superseded, furnished to the Note Insurer by the Administrator or FMC (collectively, the “Administrator Documents”), contain any statement of a material fact which was untrue or misleading in any material respect when made.  The Administrator has no knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to it.  Since the furnishing of the Administrator Documents, there has been no change nor any development or event involving a prospective change known to the Administrator that would render any of such Administrator Documents untrue or misleading in any material respect.  The information on the data tape detailing, on a loan-by-loan basis, the amount of each Financed Student Loan, the interest rate of each Financed Student Loan, the FICO score of the borrower under each Financed Student Loan, whether there is a co-signer on each Financed Student Loan, the date of origination of each Financed Student Loan, the date the borrower is to start making repayment on the Financed Student Loan, the name and address of the borrower and co-borrower, if any, and the name of the educational institution financed under the Financed Student Loan is true and accurate in all material respects.  The information on each student loan roster attached to the relevant pool supplement is true and accurate in all material respects.

(k)  Compliance With Securities Laws.  The offer and sale of the Notes are exempt from all registration requirements of applicable federal and state securities laws, or if not so exempt, have been made pursuant to an effective Registration Statement that complied with all applicable requirements of the Securities Act.  Neither the offer nor the sale of the Notes by the Issuer has been or will be in violation of the Securities Act or any other federal or state securities laws.  The Administration Agreement is not required to be qualified under the Trust Indenture Act, and the Issuer is not required to be registered as an “investment company” under the Investment Company Act.  The Indenture has been qualified under the Trust Indenture Act.

(l)  Basic Documents.  Each of the representations and warranties of the Administrator contained in the Basic Documents is true and correct in all material respects and the Administrator hereby makes each such representation and warranty to, and for the benefit of, the Note Insurer as if the same were set forth in full herein.

(m)  Solvency; Fraudulent Conveyance.  The Administrator is solvent, will not be rendered insolvent by the Transaction, and will remain solvent during the Term of this Insurance and Indemnity Agreement.  The Administrator does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or any of its assets.  The Administrator has not transferred, and will not transfer, the Financed Student Loans to the Trust Estate and will not sell any Notes, as provided in the Basic Documents, with any intent to hinder, delay or defraud any of its creditors.

[(n)  Location.  The location within the meaning of §9-307 of the Uniform Commercial Code of the State of New York (the “Location”) of the Administrator is Massachusetts.]

SECTION 2.02.  Representations and Warranties of the Issuer.  The Issuer represents, warrants and covenants as follows:

(a)  Due Organization and Qualification.  The Issuer is a statutory trust, duly organized and validly existing and in good standing under the laws of the State of Delaware.  The Issuer is duly qualified to transact business, is in good standing and has obtained all Approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Basic Documents, in each jurisdiction in which the failure to be so qualified or to obtain such Approvals would render any Basic Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

(b)  Power and Authority.  The Issuer has all necessary trust power and authority to own its properties and conduct its business as currently conducted, to execute, deliver and perform its obligations under the Basic Documents and to consummate the Transaction.

(c)  Due Authorization.  The execution, delivery and performance of the Basic Documents to which the Issuer is a party by the Issuer have been duly and validly authorized by all necessary trust action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity which have not previously been obtained or given.

(d)  Noncontravention.  Neither the execution and delivery of the Basic Documents to which the Issuer is a party by the Issuer, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Basic Documents:

(i)  conflicts with or results in any breach or violation of any provision of the Trust Agreement, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Issuer;

(ii)  constitutes a default by the Issuer under or results in the acceleration of any obligation under or a material breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which the Issuer is a party or by which any of its or their respective properties is or may be bound or affected; or

(iii)  results in or requires the creation of any lien upon or in respect of any assets of the Issuer other than pursuant to the Basic Documents.

(e)  Legal Proceedings.  There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting the Issuer, or any properties or rights of the Issuer, or any of the Financed Student Loans, pending or, to the knowledge of the Issuer after reasonable inquiry, threatened, which, in any case, if decided adversely to the Issuer could result in a Material Adverse Change with respect to the Issuer.

(f)  Valid and Binding Obligations.  The Basic Documents to which the Issuer is a party, when executed and delivered by the Issuer, will constitute the legal, valid and binding obligations of the Issuer, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles.  The Notes are validly issued and outstanding and entitled to the benefits of the Indenture.

(g)  Material Adverse Change.  Since the date of its formation, there has been no Material Adverse Change in respect of the Issuer.  The Issuer is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of the Issuer.

(h)  Compliance with Law, Etc.  No practice, procedure or policy employed, or proposed to be employed, by the Issuer in the conduct of its business, violates any law, regulation, judgment, agreement, order or decree applicable to it that, if enforced, could result in a Material Adverse Change with respect to the Issuer.

(i)  Taxes.  The Issuer has filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due.  Any taxes, fees and other governmental charges payable by the Issuer in connection with the Transaction, the execution and delivery of the Basic Documents and the issuance of the Notes have been paid or shall have been paid at or prior to the Closing Date.

(j)  Accuracy of Information.  Neither the Basic Documents, nor other information relating to the Financed Student Loans, the operations of the Issuer (including servicing or origination of loans) or the financial condition of the Issuer, as amended, supplemented or superseded, furnished to the Note Insurer by the Issuer  (collectively, the “Issuer Documents”) contain any statement of a material fact which was untrue or misleading in any material respect when made.  The Issuer has no knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to the Issuer.  Since the furnishing of the Issuer Documents, there has been no change nor any development or event involving a prospective change known to the Issuer that would render any of the Issuer Documents untrue or misleading in any material respect.

(k)  Compliance With Securities Laws.  The offer and sale of the Notes are exempt from all registration requirements of applicable federal and state securities laws, or if not so exempt, have been made pursuant to an effective Registration Statement that complied with all applicable requirements of the Securities Act.  Neither the offer nor the sale of the Notes by the Issuer or its agents has been or will be in violation of the Securities Act or any other federal or state securities laws.  Neither the Administration Agreement nor any Servicing Agreement is required to be qualified under the Trust Indenture Act, and the Issuer is not required to be registered as an “investment company” under the Investment Company Act.  The Indenture has been qualified under the Trust Indenture Act.

(l)  Basic Documents.  Each of the representations and warranties of the Issuer contained in the Basic Documents is true and correct in all material respects and the Issuer hereby makes each such representation and warranty to, and for the benefit of, the Note Insurer as if the same were set forth in full herein.

(m)  Solvency; Fraudulent Conveyance.  The Issuer is solvent, will not be rendered insolvent by the Transaction, and will remain solvent during the Term of this Insurance and Indemnity Agreement.  The Issuer does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of the Issuer or any of its assets.  The amount of consideration received by the Issuer upon the sale of the Notes constituted reasonably equivalent value and fair consideration for the interest in the Financed Student Loans securing the Notes.  The Issuer has not transferred, and will not transfer, the Financed Student Loans to the Trust Estate and will not sell any Notes, as provided in the Basic Documents, with any intent to hinder, delay or defraud any of its respective creditors.

(n)  Location.  The Location of the Issuer is Delaware.

(o)  Execution and Delivery of Insurance Agreement.  This Insurance and Indemnity Agreement has been duly executed and delivered by the Issuer.

SECTION 2.03.  Affirmative Covenants of the Administrator.  The Administrator hereby agrees that during the Term of this Insurance and Indemnity Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

(a)  Compliance With Agreements and Applicable Laws.  The Administrator shall comply with all the terms and satisfy all the conditions on its part to be performed or satisfied under the Basic Documents, shall not be in default under the Basic Documents and shall comply with all material requirements of any law, rule or regulation applicable to it.

(b)  Corporate Existence.  The Administrator and its successors and assigns shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction of incorporation and be duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws.

(c)  Financial Statements; Financed Student Loan Reports; Notices Other Information.  The Administrator shall keep, or cause to be kept, in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction.  The Administrator shall furnish or cause to be furnished to the Note Insurer with respect to itself:

(i)  Annual Financial Statements.  As soon as available, and in any event within 90 days after the close of each fiscal year of the Administrator, the audited consolidated balance sheets of the Administrator and its parent, FMC, and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of the independent accountants (which shall be either (i) KPMG LLP or (ii) a nationally recognized independent public accounting firm) of the Administrator.

(ii)  Quarterly Financial Statements.  (A) Upon the reasonable request of the Note Insurer following any Material Adverse Change with respect to the Administrator or the reasonable belief of the Note Insurer that a Material Adverse Change with respect to the Administrator has occurred, as soon as available, and (B)  in any event within 60 days after the close of each of the first three quarters of each fiscal year of the Administrator, the unaudited consolidated balance sheets of the Administrator, its parent FMC and its subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

(iii)  Financed Student Loan Reports.  On the 25th day of each month commencing on October 25, 2007, the Administrator, or its parent, FMC, on its behalf, shall provide to the Note Insurer reports with respect to the Financed Student Loans.

(iv)  Certain Information.  Upon the reasonable request of the Note Insurer, the Administrator shall promptly provide copies of any requested proxy statements, financial statements, reports and registration statements that the Administrator files with, or delivers to, the Securities and Exchange Commission or any national securities exchange.  Upon the reasonable request of the Note Insurer, the Administrator shall promptly provide copies of any financial statements and reports that the Administrator files with, or delivers to, any governmental agency or regulatory body having jurisdiction over the Administrator.

(v)  Notices and Other Information.  The Administrator will deliver to the Note Insurer, promptly upon receipt thereof, copies of all notices, schedules, financial statements or other similar reports delivered to or by the Administrator or the Servicer pursuant to the terms of the Basic Documents and, promptly upon request, such other data as the Note Insurer may reasonably request.  The Note Insurer will also receive all information required to be furnished to the Trustee.

All financial statements specified in clauses (i) and (ii) above shall be furnished in consolidated form for the Administrator and all its subsidiaries and its parent, FMC, in the event the Administrator shall consolidate its financial statements with its subsidiaries or its parent.

(d)  Compliance Certificate.  The Administrator shall deliver to the Note Insurer,  within (x) 90 days of the close of each fiscal year of the Issuer and (y) the sixth month after the close of each fiscal year of the issuer, one or more Officer’s Certificates of the Administrator, stating that:

(i)  a review of the Administrator’s performance under the Basic Documents during such period has been made under such officer’s supervision;

(ii)  to the best of such individual’s knowledge following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Administrator has a right to cure pursuant to Section 5.01, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Administrator, to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates; and

(iii)  the financial statements submitted in accordance with subsection 2.03(c)(i) or (ii) hereof, if applicable, are complete and correct in all material respects and present fairly the financial condition and results of operations of the Administrator, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied (subject as to interim statements to normal year-end adjustments); and

(e)  Access to Records; Discussions with Officers and Accountants.  The Administrator shall, and shall cause the Servicer to, upon the reasonable request of the Note Insurer, permit the Note Insurer or its authorized agents:

(i)  to inspect the books and records of the Administrator and the Servicer as they may relate to the Notes and the obligations of the Administrator and the Servicer under the Basic Documents and the Transaction;

(ii)  to discuss the affairs, finances and accounts of the Administrator and the Servicer with the chief operating officer and the chief financial officer of the Administrator and the Servicer; and

(iii)  with the Administrator’s or the Servicer’s, as applicable, consent, which consent shall not be unreasonably withheld or delayed, to discuss the affairs, finances and accounts of the Administrator or the Servicer as applicable with the Administrator’s or the Servicer, as applicable, independent accountants, provided that an officer of the Administrator or the Servicer as applicable, shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Administrator.  Such books and records of the Administrator will be maintained at the address of the Administrator designated herein for receipt of notices, unless the Administrator shall otherwise advise the parties hereto in writing.

(f)  Notice of Material Events.  The Administrator shall be obligated promptly to inform the Note Insurer in writing of the occurrence of any of the following:

(i)  the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Administrator that (A) could be required to be disclosed to the Securities and Exchange Commission or (B) could result in a Material Adverse Change with respect to the Administrator or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Administrator;

(ii)  any change in the location of the Administrator’s principal offices or any change in the location of the Administrator’s books and records;

(iii)  the occurrence of any Default or Event of Default or any Material Adverse Change in respect of the Administrator;

(iv)  the commencement of any proceedings by or against the Administrator under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Administrator or any of its assets;

(v)  the receipt of notice that (A)  the Administrator is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Administrator’s business is to be, or may be suspended or revoked, or (C)  the Administrator is to cease and desist any practice, procedure or policy employed by the Administrator in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Administrator;

(vi)  any failure to pay when due any indebtedness of the Administrator;

(vii)  the issuance of any credit rating with respect to the Administrator by any nationally recognized rating agency or any downgrade or upgrade of any such credit rating; or

(viii)  any change in ownership or control of the Administrator;

(ix)  any other event, circumstance or condition that has resulted, or has a material probability of resulting, in a Material Adverse Change with respect to the Administrator.

(g)  Maintenance of Licenses.  The Administrator and any of its successors shall maintain all licenses, permits, charters and registrations which are material to the conduct of their business.

(h)  Retirement of Notes.  The Administrator shall instruct the Indenture Trustee, upon the retirement or other payment of all of the Notes, to surrender the Note Guaranty Insurance Policy to the Note Insurer for cancellation.

(i)  Third-Party Beneficiary.  The Administrator agrees that the Note Insurer shall have all rights of a third-party beneficiary in respect of the Administration Agreement, the Guarantee Agreement, the TERI Deposit and Security Agreement, any Servicing Agreement and the Trust Agreement, and hereby incorporates and restates its representations, warranties and covenants as set forth therein for the benefit of the Note Insurer.

(j)  Servicing of Financed Student Loans.  The Administrator agrees to service or cause to be serviced all Financed Student Loans in compliance with the Basic Documents.

(k)  Closing Documents.  The Administrator shall provide or cause to be provided to the Note Insurer an executed original copy of each document executed in connection with the Transaction within 30 days after the Closing Date.

(l)  Due Diligence Review.  The Administrator shall and shall cause the Servicer to permit the Note Insurer or its authorized agents to inspect a sample (selected by the Note Insurer or its agent) of the Student Loan Files at any time during normal business hours.  If during the course of any such inspection the Note Insurer or its agent discovers that any document that is required to be contained in a Financed Student Loan File is missing or defective, and the absence of or defect in such document is not cured within 10 days after notice thereof is given by the Note Insurer to the Administrator, then the Note Insurer shall have the right, at the Administrator’s expense, to engage a nationally recognized firm of independent public accountants, or other Person reasonably acceptable to the Administrator, to inspect the Student Loan Files on behalf of the Note Insurer.

(m)  Fidelity Bond.  The Administrator shall cause the Servicer to establish and maintain in full force and effect a fidelity bond (or direct surety bond) satisfactory to the Note Insurer.

(n)  Maintain Loan Guarantee.  The Administrator shall maintain the Guarantee.

SECTION 2.04.  Affirmative Covenants of the Issuer.  The Issuer hereby agrees that during the Term of this Insurance and Indemnity Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

(a)  Compliance With Agreements and Applicable Laws.  The Issuer shall not be in default under the Basic Documents and shall comply with all material requirements of any law, rule or regulation applicable to it.

(b)  Trust Existence.  The Issuer and its successors and assigns shall maintain its Trust existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction of formation and be duly qualified and duly authorized (as described in subsections 2.02(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its Trust Agreement.

(c)  Financed Student Loan Reports; Notices and Other Information.  The Issuer shall keep, or cause to be kept, in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction.  The Issuer shall furnish or cause to be furnished to the Note Insurer:

(i)  Certain Information.  Upon the reasonable request of the Note Insurer, the Issuer shall promptly provide copies of any financial statements and reports that the Issuer files with, or delivers to, any governmental agency or regulatory body having jurisdiction over the Issuer.

(ii)  Other Information.  The Issuer will deliver to the Note Insurer, promptly upon receipt thereof, copies of all notices, schedules, financial statements or other similar reports delivered to or by the Issuer pursuant to the terms of the Basic Documents and, promptly upon request, such other data as the Note Insurer may reasonably request.  The Note Insurer will also receive all information required to be furnished to the Indenture Trustee or any Noteholder.

(d)  Compliance Certificate.  The Issuer shall deliver to the Note Insurer, at the time that the delivery of the financial statements are required by the Administrator pursuant to subsections 2.04(c)(i) and (ii) hereof, one or more Officer’s Certificates of the Issuer stating that:

(i)  a review of the Issuer’s performance under the Basic Documents during such period has been made under such officer’s supervision; and

(ii)  to the best of such individual’s knowledge following reasonable inquiry, no Default or Event of Default has occurred, or if a Default or Event of Default has occurred, specifying the nature thereof and, if the Issuer has a right to cure pursuant to Section 5.01, stating in reasonable detail (including, if applicable, any supporting calculations) the steps, if any, being taken by the Issuer to cure such Default or Event of Default or to otherwise comply with the terms of the agreement to which such Default or Event of Default relates.

(e)  Access to Records; Discussions with Officers and Accountants.  The Issuer shall, upon the reasonable request of the Note Insurer, permit the Note Insurer or its authorized agents:

(i)  to inspect the books and records of the Issuer as they may relate to the Notes, the obligations of the Issuer under the Basic Documents and the Transaction;

(ii)  to discuss the affairs, finances and accounts of the Issuer with the chief operating officer and the chief financial officer of the Issuer; and

(iii)  with the Issuer’s consent, which consent shall not be unreasonably withheld or delayed, to discuss the affairs, finances and accounts of the Issuer with the Issuer’s independent accountants, provided that an officer of the Issuer shall have the right to be present during such discussions.

Such inspections and discussions shall be conducted during normal business hours and shall not unreasonably disrupt the business of the Issuer.  The books and records of the Issuer will be maintained at the address of the Issuer designated herein for receipt of notices, unless the Issuer shall otherwise advise the parties hereto in writing.

(f)  Notice of Material Events.  The Issuer shall be obligated promptly to inform the Note Insurer in writing of the occurrence of any of the following:

(i)  the submission of any claim or the initiation or threat of any legal process, litigation or administrative or judicial investigation, or rule making or disciplinary proceeding by or against the Issuer that could result in a Material Adverse Change with respect to the Issuer, or the promulgation of any proceeding or any proposed or final rule which would result in a Material Adverse Change with respect to the Issuer;

(ii)  any change in the Location of the Issuer or the location of the Issuer’s principal offices or any change in the location of the Issuer’s books and records;

(iii)  the occurrence of any Default or Event of Default or any Material Adverse Change in respect of the Issuer;

(iv)  the commencement of any proceedings by or against the Issuer under any applicable bankruptcy, reorganization, liquidation, rehabilitation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, conservator, trustee or similar official shall have been, or may be, appointed or requested for the Issuer or any of its assets;

(v)  the receipt of notice that (A) the Issuer is being placed under regulatory supervision, (B) any license, permit, charter, registration or approval necessary for the conduct of the Issuer’s business is to be, or may be suspended or revoked, or (C) the Issuer is to cease and desist any practice, procedure or policy employed by the Issuer in the conduct of its business, and such cessation may result in a Material Adverse Change with respect to the Issuer;

(vi)  any failure to pay when due any indebtedness of the Issuer;

(vii)  the issuance of any credit rating with respect to the Issuer by any nationally recognized rating agency or any downgrade or upgrade of any such credit rating; or

(viii)  TERI is downgraded by Fitch, Moody’s or S&P.

(ix)  any other event, circumstance or condition that has resulted, or has a material probability of resulting, in a Material Adverse Change with respect to the Issuer.

(g)  Maintenance of Licenses.  The Issuer and any of its successors shall maintain all licenses, permits, charters and registrations which are material to the conduct of their business.

(h)  Third-Party Beneficiary.  The Issuer agrees that the Note Insurer shall have all rights of a third-party beneficiary in respect of the Administration Agreement, any Servicing Agreement and the Trust Agreement and hereby incorporate and restate their respective representations, warranties and covenants as set forth therein for the benefit of the Note Insurer.

(i)  Servicing of Financed Student Loans.  The Issuer agrees to service or cause to be serviced all Financed Student Loans in compliance with the Basic Documents.

(j)  Due Diligence Review.  The Issuer shall permit the Note Insurer or its authorized agents to inspect a sample (selected by the Note Insurer or its agent) of the Student Loan Files at any time during normal business hours.  If during the course of any such inspection the Note Insurer or its agent discovers that any document that is required to be contained in a Financed Student Loan File is missing or defective, and the absence of or defect in such document is not cured within 10 days after notice thereof is given by the Note Insurer to the Issuer, then the Note Insurer shall have the right, at the Issuer’s expense, to engage a nationally recognized firm of independent public accountants, or other Person reasonably acceptable to the Issuer, to inspect the Student Loan Files on behalf of the Note Insurer.

(k)  Servicing.

(i)           The Issuer will obtain from each Servicer copies of third party audits of such Servicer at least once each calendar year and upon the written request of the Note Insurer upon the occurrence of an Event of Default under the Indenture to ensure that such Servicer is complying with the terms of the applicable Servicing Agreement and the rules and regulations of the Issuer and provide such report to the Note Insurer.  Such report shall report such compliance in writing (or otherwise describe any noncompliance in such detail as shall be reasonably satisfactory to the Note Insurer) and the Issuer shall provide such report to the Note Insurer.  In the event that the Issuer is notified (whether by such accountants or otherwise) of any material noncompliance by a Servicer with the due diligence standards, the Issuer shall use its best efforts to cause such Servicer to do all things necessary to cure such noncompliance.  If a required audit of a Servicer is not received within 30 days after the time required or if a Servicer shall fail to cure noncompliance described in the preceding sentence within 60 days after the Issuer received notice thereof, the Issuer shall, at the written request of the Note Insurer, arrange for the prompt substitution at such Servicer’s expense of the Servicer for the applicable Financed Student Loans satisfactory to the Note Insurer and the Issuer under a Servicing Agreement granting rights substantially identical to the rights granted under the initial Servicing Agreement with respect to the Financed Student Loans to which the substituted Servicer was a party or otherwise satisfactory to the Note Insurer.

(ii)           The Issuer covenants that each Servicing Agreement shall provide that the Issuer may terminate such Servicing Agreement with respect to the Financed Student Loans, at the written direction of the Note Insurer, if the Servicer party thereto refuses or fails to perform in a material fashion any part of its obligations under such Servicing Agreement with respect to the Financed Student Loans, and fails or refuses to correct said action or lack of action within 60 days after written notice, upon 60 days’ written notice to the Servicer party thereto.  All written information required under this Section shall be delivered to the Note Insurer and the Indenture Trustee within 15 days after receipt thereof by the Issuer.  The Issuer covenants that all amendments to any Servicing Agreement that affect the servicing of the Financed Student Loans will require the written consent of the Note Insurer.

(iii)           The Issuer covenants that each Servicing Agreement shall provide that the Servicer thereunder shall, upon an Event of Default under the Indenture, service the Financed Student Loans as if the Note Insurer is the owner of the Financed Student Loans (a third-party beneficiary).

(iv)           The Issuer covenants that pursuant to each Servicing Agreement or a related custody agreement, the Servicer party thereto will act as bailee and agent of the Financed Student Loans for the Issuer.  The Issuer shall semi-annually certify to the Trustee that each Servicer is in compliance with its Servicing Agreement.]

SECTION 2.05.  Negative Covenants of the Administrator.  The Administrator hereby agrees that during the Term of this Insurance and Indemnity Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

(a)  Impairment of Rights.  The Administrator shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to the Administrator, or may interfere with the enforcement of any rights of the Note Insurer under or with respect to any of the Basic Documents.  The Administrator shall give the Note Insurer written notice of any such action or failure to act on the earlier of:  (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act.  The Administrator shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)  Waiver, Amendments, Etc.  The Administrator shall not waive, modify, amend or terminate, or consent to any waiver, modification, amendment or termination of, any of the terms, provisions or conditions of the Basic Documents without the prior written consent of the Note Insurer.

(c)  Limitation on Mergers, Etc.  The Administrator shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve.  The Administrator shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(d)  Successors.  The Administrator shall not terminate, or consent to the termination or the resignation of, the Indenture Trustee, or the Servicer, or designate, or consent to the designation of any successor thereto, or resign as the Administrator without the prior written approval of the Note Insurer.  The Note Insurer shall have the right to terminate any such Person in accordance with the terms of the Basic Documents.

(e)  Impairment of Rights.  The Administrator shall not take any action, or fail to take any action, if such action or failure to take action, may result in a Material Adverse Change with respect the Administrator, or interfere with the enforcement of any rights of the Note Insurer under or with respect to any of the Basic Documents.  The Administrator shall give the Note Insurer written notice of any such action or failure to act on the earlier of:  (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act and (ii)  promptly prior to the date of consummation of such action or failure to act.  The Administrator shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

SECTION 2.06.  Negative Covenants of the Issuer.  The Issuer hereby agrees that during the Term of this Insurance and Indemnity Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

(a)  Impairment of Rights.  The Issuer shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to the Issuer, or may interfere with the enforcement of any rights of the Note Insurer under or with respect to any of the Basic Documents.  The Issuer shall give the Note Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act.  The Issuer shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)  Waiver, Amendments, Etc.  The Issuer shall not waive, modify, amend or terminate, or consent to any waiver, modification, amendment or termination of, any of the terms, provisions or conditions of the Basic Documents without the prior written consent of the Note Insurer.

(c)  Limitation on Mergers, Etc.  The Issuer shall not consolidate with or merge with or into any Person or transfer all or substantially all of its assets to any Person or liquidate or dissolve except as permitted hereby.  The Issuer shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(d)  Successors.  The Issuer shall not terminate, or consent to the termination the resignation of the Administrator, the Servicer, any Guarantee Agency or the Indenture Trustee, [the Auction Agent or the Broker-Dealers,] or designate, or consent to the designation of any successor thereto, without the prior written approval of the Note Insurer.  The Note Insurer shall have the right to terminate any such Person in accordance with the terms of the Basic Documents.

SECTION 2.07.  Representations and Warranties of FMC.  FMC represents, warrants and covenants as follows:

(a)  Due Organization and Qualification.  FMC is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation.  FMC is duly qualified to transact business, is in good standing and has obtained all Approvals necessary for the conduct of its business as currently conducted and the performance of its obligations under the Basic Documents, in each jurisdiction in which the failure to be so qualified or to obtain such Approvals would render any Basic Document unenforceable in any respect or would have a material adverse effect upon the Transaction.

(b)  Power and Authority.  FMC has all necessary corporate power and authority to conduct its business as currently conducted, to execute, deliver and perform its obligations under the Basic Documents and to consummate the Transaction.

(c)  Due Authorization.  The execution, delivery and performance of the Basic Documents to which it is a party by FMC have been duly authorized by all necessary corporate action and does not require any additional approvals or consents, or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity or any of its stockholders which have not previously been obtained or given.

(d)  Noncontravention.  Neither the execution and delivery by FMC of the Basic Documents to which it is a party, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Basic Documents:

(i)  conflicts with or results in any breach or violation of any provision of the certificate of incorporation or bylaws of FMC, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to FMC or any of its material properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over FMC;

(ii)  constitutes a default by FMC under or results in the acceleration of any obligation under or a material breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which FMC is a party or by which any of its properties is or may be bound or affected; or

(iii)  results in or requires the creation of any lien upon or in respect of any assets of FMC.

(e)  Legal Proceedings.  There is no action, proceeding or investigation by or before any court, governmental or administrative agency or arbitrator against or affecting FMC or any of its subsidiaries or related special purpose vehicles, or any properties or rights of FMC, or any of its subsidiaries or related special purpose vehicles, or any of the Financed Student Loans, pending or, to the knowledge of FMC after reasonable inquiry, threatened, which, in any case, if decided adversely to FMC or any such subsidiary or any such related special purpose vehicle could result in a Material Adverse Change with respect to FMC or any such subsidiary or any such related special purpose vehicle.

(f)  Valid and Binding Obligations.  The Basic Documents to which FMC is a party, when executed and delivered by FMC, will constitute the legal, valid and binding obligations of FMC, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general equitable principles. The Notes are validly issued and outstanding and entitled to the benefits of the Indenture.

(g)  Financial Statements.  The Financial Statements of FMC (i) are, as of the dates and for the periods referred to therein, complete and correct in all material respects, (ii) present fairly the financial condition and results of operations of FMC as of the dates and for the periods indicated and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied, except as noted therein (subject as to interim statements to normal year-end adjustments).  Since December 31, 2006 there has been no Material Adverse Change in respect of FMC.  Except as disclosed in the Financial Statements, FMC is not subject to any contingent liabilities or commitments that, individually or in the aggregate, have a material possibility of causing a Material Adverse Change in respect of FMC.

(h)  Compliance with Law, Etc.  No practice, procedure or policy employed, or proposed to be employed, by FMC in the conduct of its business, violates any law, regulation, judgment, agreement, order or decree applicable to it that, if enforced, could result in a Material Adverse Change with respect to FMC.

(i)  Taxes.  FMC has filed prior to the date hereof all federal and state tax returns that are required to be filed and paid all taxes, including any assessments received by it that are not being contested in good faith, to the extent that such taxes have become due.  Any taxes, fees and other governmental charges payable by FMC in connection with the Transaction, the execution and delivery of the Basic Documents and the issuance of the Notes have been paid or shall have been paid at or prior to the Closing Date.

(j)  Accuracy of Information.  Neither the Basic Documents, nor other information relating to the Student Financed Loans, the operations of FMC and its subsidiaries (including servicing or origination of loans) or the financial condition of FMC, as amended, supplemented or superseded, furnished to the Note Insurer by FMC, contain any statement of a material fact which was untrue or misleading in any material respect when made.  FMC has no knowledge of circumstances that could reasonably be expected to cause a Material Adverse Change with respect to it.

(k)  Compliance With Securities Laws.  The offer and sale of the Notes are exempt from all registration requirements of applicable federal and state securities laws, or if not so exempt, have been made pursuant to an effective Registration Statement that complied with all applicable requirements of the Securities Act.  Neither the offer nor the sale of the Notes by the Issuer or its agents has been or will be in violation of the Securities Act or any other federal or state securities laws.  Basic Documents are not required to be qualified under the Trust Indenture Act, and the Issuer is not required to be registered as an “investment company” under the Investment Company Act.  The Indenture is not required to be qualified under the Trust Indenture Act.

(l)  Basic Documents.  Each of the representations and warranties of FMC contained in the Basic Documents is true and correct in all material respects and FMC hereby makes each such representation and warranty to, and for the benefit of, the Note Insurer as if the same were set forth in full herein.

(m)  Solvency; Fraudulent Conveyance.  FMC and its subsidiaries are solvent, will not be rendered insolvent by the Transaction, and will remain solvent during the Term of this Insurance and Indemnity Agreement.  FMC does not contemplate the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of it or any of its subsidiaries or any of their respective assets.  Neither FMC nor any of its subsidiaries has transferred, or will transfer, the Financed Student Loans to the Trust Estate or will sell any Notes, as provided in the Basic Documents, with any intent to hinder, delay or defraud any of its creditors.

[(n)  Location.  The location within the meaning of §9-307 of the Uniform Commercial Code of the State of New York (the “Location”) of FMC is Massachusetts.]

(o)  Student Loan Data Tapes.  Each data tape delivered in connection with each Purchase and detailing, on a loan-by-loan basis, the amount of the Student Loan, the interest rate of the Student Loan, the FICO score of the borrower, indication of cosigner on the Student Loan, date of origination, date that borrower is to start making loan payments, address of borrower and co-borrower, if applicable, and name of educational institution financed by the Student Loan is true and correct in all material respects as of the date of the transfer of such Student Loan to the Issuer.

(p)  Student Loan Rosters.  Each of the Student Loan rosters attached to each of the respective pool supplements is true and correct in all material respects as of the date of the transfer of such Student Loan to the Issuer.

SECTION 2.08.  Affirmative Covenants of FMC.  FMC hereby agrees that during the Term of this Insurance and Indemnity Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

(a)  Compliance With Agreements and Applicable Laws.  FMC shall comply with all the terms and satisfy all the conditions on its part to be performed or satisfied under the Basic Documents, shall not be in default under the Basic Documents and shall comply with all material requirements of any law, rule or regulation applicable to it.

(b)  Corporate Existence.  FMC and its successors and assigns shall maintain its corporate existence and shall at all times continue to be duly organized under the laws of its respective jurisdiction of incorporation and be duly qualified and duly authorized (as described in subsections 2.01(a), (b) and (c) hereof) and shall conduct its business in accordance with the terms of its certificate of incorporation and bylaws.

(c)  Financial Statements; Financed Student Loan Reports; Notices Other Information.  FMC shall keep, or cause to be kept, in reasonable detail books and records of account of its assets and business, including, but not limited to, books and records relating to the Transaction.  FMC shall furnish or cause to be furnished to the Note Insurer with respect to itself:

(i)  Annual Financial Statements.  As soon as available, and in any event within 90 days after the close of each fiscal year of FMC, the audited consolidated balance sheets of FMC and its subsidiaries as of the end of such fiscal year and the related audited consolidated statements of income, changes in shareholders’ equity and cash flows for such fiscal year, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by the audit opinion of the independent accountants (which shall be either (i) KPMG LLP or (ii) a nationally recognized independent public accounting firm) of FMC.

(ii)  Quarterly Financial Statements.  (A) Upon the reasonable request of the Note Insurer following any Material Adverse Change with respect to the Administrator or the reasonable belief of the Note Insurer that a Material Adverse Change with respect to the Administrator has occurred, as soon as available, and (B) in any event within 60 days after the close of each of the first three quarters of each fiscal year of FMC, the unaudited consolidated balance sheets of the FMC and its subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income, changes in shareholders’ equity and cash flows for the portion of the fiscal year then ended, all in reasonable detail and stating in comparative form the respective figures for the corresponding date and period in the preceding fiscal year, prepared in accordance with generally accepted accounting principles consistently applied (subject to normal year-end adjustments).

SECTION 2.09.  Negative Covenants of FMC.  FMC hereby agrees that during the Term of this Insurance and Indemnity Agreement, unless the Note Insurer shall otherwise expressly consent in writing:

(a)  Impairment of Rights.  FMC shall not take any action, or fail to take any action, if such action or failure to take action may result in a Material Adverse Change specified in clause (ii) of the definition of Material Adverse Change with respect to FMC, or may interfere with the enforcement of any rights of the Note Insurer under or with respect to any of the Basic Documents.  FMC shall give the Note Insurer written notice of any such action or failure to act on the earlier of: (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act or (ii) promptly prior to the date of consummation of such action or failure to act.  FMC shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

(b)  Waiver, Amendments, Etc.  FMC shall not waive, modify, amend or terminate, or consent to any waiver, modification, amendment or termination of, any of the terms, provisions or conditions of the Basic Documents without the prior written consent of the Note Insurer.

(c)  Successors.  FMC shall not terminate, or consent to the termination or the resignation of any Servicer, or any Guarantee Agency or designate, or consent to the designation of any successor thereto, without the prior written approval of the Note Insurer.  The Note Insurer shall have the right to terminate any such Person in accordance with the terms of the Basic Documents.

(d)   Impairment of Rights.  FMC shall not take any action, or fail to take any action, if such action or failure to take action, may result in a Material Adverse Change with respect to FMC, or interfere with the enforcement of any rights of the Note Insurer under or with respect to any of the Basic Documents.  FMC shall give the Note Insurer written notice of any such action or failure to act on the earlier of:  (i) the date upon which any publicly available filing or release is made with respect to such action or failure to act and (ii)  promptly prior to the date of consummation of such action or failure to act.  FMC shall furnish to the Note Insurer all information requested by it that is reasonably necessary to determine compliance with this paragraph.

ARTICLE III

THE NOTE GUARANTY INSURANCE POLICY; REIMBURSEMENT

SECTION 3.01.  Issuance of the Note Guaranty Insurance Policy.  The Note Insurer agrees to issue the Note Guaranty Insurance Policy with respect to the Notes on the Closing Date subject to satisfaction of the conditions precedent set forth below:

(a)  Payment of Initial Note Insurance Premium and Expenses.  The Note Insurer’s outside counsel and KPMG shall have received from the Issuer payment of all fees and expenses due and payable to such outside counsel and KPMG on the Closing Date;

(b)  Basic Documents.  The Note Insurer shall have received a copy of each of the Basic Documents, in form and substance satisfactory to the Note Insurer, duly authorized, executed and delivered by each party thereto;

(c)  Certified Documents and Resolutions.

(i)  The Administrator.  The Note Insurer shall have received a copy of (A) the Certificate of Incorporation and Bylaws of the Administrator and (B) the resolutions of the Administrator’s Board of Directors authorizing the performance by the Administrator of its obligations under the Basic Documents, certified by the Secretary of the Administrator (which certificate shall state that such Certificate of Incorporation, Bylaws and resolutions are in full force and effect without modification on the Closing Date);

(ii)  The Issuer.  The Note Insurer shall have received a copy of (A) the Trust Agreement of the Issuer and (B) the authorizing documents for the performance by the Issuer of its obligations under the Basic Documents, certified by an Authorized Representative of the Issuer (which certificate shall state that such Trust Agreement and authorizing documents are in full force and effect without modification on the Closing Date);

(d)  Incumbency Certificates.

(i)  The Administrator.  The Note Insurer shall have received a certificate of the Secretary of the Administrator certifying the names and signatures of the officers of the Administrator authorized to execute and deliver the Basic Documents and that shareholder consent to the execution and delivery of such documents is not necessary or has been obtained;

(ii)  The Issuer.  The Note Insurer shall have received a certificate of an Authorized Representative of the Issuer certifying the names and signatures of the Authorized Representatives of the Issuer authorized to execute and deliver the Basic Documents and that consent of the Owner Trustee to the execution and delivery of such documents is not necessary or has been obtained;

(e)  Representations and Warranties; Certificate.  The representations and warranties of each of FMC, the Administrator, and the Issuer set forth or incorporated by reference in this Insurance and Indemnity Agreement and set forth in the other Basic Documents shall be true and correct as of the Closing Date as if made on the Closing Date and the Note Insurer shall have received Officer’s Certificates from each of FMC, the Administrator and the Issuer to that effect;

(f)  Opinions of Counsel.  The Note Insurer shall have received opinions of counsel to FMC, the Trustee, the Administrator, the Issuer and FMC, with respect to the Transaction, addressed to the Note Insurer, and addressing such matters as the Note Insurer may reasonably request, and the counsel providing each such opinion shall have been instructed by its client to deliver such opinion to the addresses thereof;

(g)  Approvals, Etc.  The Note Insurer shall have received true and correct copies of all approvals, licenses and consents, if any, required to be obtained in connection with the Transaction;

(h)  No Litigation, Etc.  No suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency, seeking to restrain or prohibit or to obtain damages or other relief in connection with any of the Basic Documents or the consummation of the Transaction;

(i)  Legality.  No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Basic Documents illegal or otherwise prevent the consummation thereof;

(j)  Issuance of Ratings.  The Note Insurer shall have received confirmation that without the Note Guaranty Insurance Policy, the Notes would have been rated not lower than “BBB+” by S&P and “Baa1” by Moody’s;

(k)  No Default.  No Default or Event of Default shall have occurred;

(l)  Additional Items.  The Note Insurer shall have received such other documents, instruments, approvals or opinions as may be reasonably requested by the Note Insurer, including, but not limited to, evidence satisfactory to the Note Insurer that the conditions precedent, if any, in the Basic Documents have been satisfied; and

(m)  Conformance to Basic Documents.  The Note Insurer and its counsel shall have determined that all documents, certificates and opinions to be delivered in connection with the Transaction conform to the terms of the Basic Documents.

SECTION 3.02.  Payment of Note Insurance Premium.

(a)  In consideration of the issuance by the Note Insurer of the Note Guaranty Insurance Policy, the Note Insurer shall be entitled to receive the Note Insurance Premium owed with respect to the Note Guaranty Insurance Policy in accordance with the terms of the Note Guaranty Insurance Policy Premium Letter.  The Issuer shall pay or cause to be paid the Note Insurance Premium at the times and in the amounts set forth in the Note Guaranty Insurance Policy Premium Letter.

(b)  Any Note Insurance Premium paid under the Basic Documents shall be nonrefundable without regard to whether the Note Insurer makes any payment under the Note Guaranty Insurance Policy or any other circumstances relating to the Notes or provision being made for payment of the Notes prior to maturity.

SECTION 3.03.  Reimbursement Obligation.

(a)  In accordance with the priorities established in Section 5.04(b) and (c) and Section 8.02 (e), as applicable, of the Indenture and in accordance with this Insurance and Indemnity Agreement, the Note Insurer shall be entitled to reimbursement for any payment made by the Note Insurer under the Note Guaranty Insurance Policy, which reimbursement shall be due and payable on the date that any amount is paid thereunder, in an amount equal to the amount to be so paid and all amounts previously paid that remain unreimbursed, together with interest on any and all amounts remaining unreimbursed (to the extent permitted by law, if in respect of any unreimbursed amounts representing interest) from the date such amounts became due until paid in full (after as well as before judgment), at a rate of interest equal to the Insurer Payment Rate.

(b)  The Issuer and FMC agree, severally and not jointly, to pay to the Note Insurer as follows: any and all charges, fees, costs and expenses that the Note Insurer may reasonably pay or incur, including, but not limited to, attorneys’ and accountants’ fees and expenses, in connection with (i) any accounts established to facilitate payments under the Note Guaranty Insurance Policy to the extent the Note Insurer has not been immediately reimbursed on the date that any amount is paid by the Note Insurer under the Note Guaranty Insurance Policy, (ii) the enforcement, defense or preservation of any rights in respect of any of the Basic Documents, including defending, monitoring or participating in any litigation or proceeding (including any insolvency or bankruptcy proceeding in respect of any Transaction participant or any affiliate thereof) relating to any of the Basic Documents, any party to any of the Basic Documents, in its capacity as such a party, or the Transaction, (iii) any amendment, waiver or other action with respect to, or related to, any Basic Document, whether or not executed or completed, or (iv) preparation of bound volumes of the Basic Documents.  The Note Insurer reserves the right to charge a reasonable fee as a condition to executing any waiver or consent proposed in respect of any of the Basic Documents.

(c)  The Issuer and FMC agree, severally and not jointly, to pay to the Note Insurer as follows:  interest on any and all amounts described in subclause (b) of this Section 3.03 from the date payable or paid by the Issuer until payment thereof in full and interest on any and all amounts described in Section 3.02 hereof from the date due until payment thereof in full; and each of the Issuer and FMC agree to pay to the Note Insurer interest on any and all amounts described in Section 3.04 hereof due from such party from the date due until payment thereof in full, in each case referred to in this Section 3.03(c), payable to the Note Insurer at the Insurer Payment Rate per annum.

(d)  The Issuer agrees to reimburse the Note Insurer any amounts advanced to the Issuer by the Note Insurer in respect of any amounts payable by the Issuer pursuant to the Notes or any other Basic Documents.

All such amounts are to be immediately due and payable on the dates indicated without demand.

SECTION 3.04.  Indemnification.  (a)  In addition to any and all of the Note Insurer’s rights of reimbursement, indemnification, subrogation and to any other rights of the Note Insurer pursuant hereto or under law or in equity, the Administrator, FMC and the Issuer agree, severally and not jointly, to pay, and to protect, indemnify and save harmless, the Note Insurer and its officers, directors, shareholders, employees, agents and each Person, if any, who controls the Note Insurer within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act from and against, any and all claims, losses, liabilities (including penalties), actions, suits, judgments, damages, costs or expenses (including, without limitation, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) of any nature arising out of or relating to the transactions contemplated by the Basic Documents by reason of:

(i)  any omission or action by such Person or its directors, officers, employees or agents in connection with the offering, issuance, sale, remarketing or delivery of the Notes;

(ii)  the negligence, bad faith, willful misconduct, misfeasance, malfeasance or theft committed by any director, officer, employee or agent of such Person in connection with any Transaction arising from or relating to the Basic Documents;

(iii)  the violation by such Person of any domestic or foreign law, rule or regulation, or any judgment, order or decree applicable to it;

(iv)  the breach by such Person of any representation, warranty or covenant under any of the Basic Documents or the occurrence, in respect of such Person, under any of the Basic Documents of any “event of default” or any event which, with the giving of notice or the lapse of time or both, would constitute any “event of default”;

(v)  any untrue statement or alleged untrue statement of a material fact contained in any Issuer Document or any Administrator Document with respect to the Administrator or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or

(vi)  any untrue statement or alleged untrue statement of a material fact contained in The National Collegiate Student Loan Trust 2007-4 base prospectus, dated September 10, 2007, The National Collegiate Student Loan Trust 2007-4 free writing prospectus, dated September 10, 2007, The National Collegiate Student Loan Trust 2007-4 base prospectus, dated September 17, 2007, The National Collegiate Student Loan Trust 2007-4 preliminary prospectus supplement, dated September 17, 2007, The National Collegiate Student Loan Trust 2007-4 free writing prospectus, dated September 17, 2007 and The National Collegiate Student Loan Trust 2007-4 final prospectus supplement, dated September 19, 2007 relating to the issuance of Notes or any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such claims, losses, liabilities (including penalties), actions, suits, judgments, damages, costs or expenses (including, without limitations, reasonable fees and expenses of attorneys, consultants and auditors and reasonable costs of investigations) arise out of or are based upon any untrue statement or omission in information included in such offering document and furnished by the Note Insurer in writing expressly for use therein (all such information so furnished being referred to herein as “Note Insurer Information”), it being understood that, in respect of any of those documents, Note Insurer Information is limited to the information with respect to Ambac included under the caption “The Note Insurer and the Note Guaranty Insurance Policy” and the financial statements of the Note Insurer incorporated therein by reference.

(b)  If any action or proceeding (including any governmental investigation) shall be brought or asserted against any Person (individually, an “Indemnified Party” and, collectively, the “Indemnified Parties”) in respect of which the indemnity provided in Section 3.04(a) hereof may be sought from the Administrator, FMC or the Issuer (each, an “Indemnifying Party”) hereunder, each such Indemnified Party shall promptly notify the applicable Indemnifying Party in writing, and such Indemnifying Party shall assume the defense thereof, including the employment of counsel satisfactory to the Note Insurer and the payment of all expenses.  The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof at the expense of the Indemnified Party; provided, however, that the fees and expenses of such separate counsel shall be at the expense of the applicable Indemnifying Party if (i) such Indemnifying Party has agreed to pay such fees and expenses, (ii) such Indemnifying Party shall have failed to assume the defense of such action or proceeding and employ counsel satisfactory to the Note Insurer in any such action or proceeding or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and such Indemnifying Party, and the Indemnified Party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to such Indemnifying Party (in which case, if the Indemnified Party notifies such Indemnifying Party in writing that it elects to employ separate counsel at the expense of such Indemnifying Party, such Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Party, it being understood, however, that such Indemnifying Party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the Indemnified Parties, which firm shall be designated in writing by the Note Insurer).  No Indemnifying Party shall be liable for any settlement of any such action or proceeding effected without its written consent to the extent that any such settlement shall be prejudicial to such Indemnifying Party, but, if settled with its written consent, or if there is a final judgment for the plaintiff in any such action or proceeding with respect to which such Indemnifying Party shall have received notice in accordance with this subsection (b), such Indemnifying Party agrees to indemnify and hold the Indemnified Parties harmless from and against any loss or liability by reason of such settlement or judgment.

(c)  To provide for just and equitable contribution if the indemnification provided by an Indemnifying Party is determined to be unavailable or insufficient to hold harmless any Indemnified Party (other than due to application of this Section), such Indemnifying Party shall contribute to the losses incurred by the Indemnified Party on the basis of the relative fault of such Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand.

SECTION 3.05.  Payment Procedure.  In the event of any payment by the Note Insurer, the Issuer agrees to accept the voucher or other evidence of payment as prima facie evidence of the propriety thereof and the liability described in Section 3.03 therefore to the Note Insurer.  All payments to be made to the Note Insurer under this Insurance and Indemnity Agreement shall be made to the Note Insurer in lawful currency of the United States of America in immediately available funds at the notice address for the Note Insurer as specified herein on the date when due or as the Note Insurer shall otherwise direct by written notice to the other parties hereto.  In the event that the date of any payment to the Note Insurer or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day with the same force and effect as if such payment was made or time period expired on the scheduled date of payment or expiration date.  Payments to be made to the Note Insurer under this Insurance and Indemnity Agreement shall bear interest at the Insurer Payment Rate from the date when due to the date paid.

SECTION 3.06.  Payments to the Note Insurer.  Notwithstanding anything to the contrary contained in this Insurance and Indemnity Agreement, all payments of any kind to be made by the Issuer to the Note Insurer under or in connection with this Insurance and Indemnity Agreement shall be made at the time, and subject to the provisions and priorities, set forth in Sections 5.04(b) and (c) and 8.02 (e) of the Indenture.

ARTICLE IV

FURTHER AGREEMENTS

SECTION 4.01.  Effective Date; Term of this Insurance and Indemnity Agreement.  This Insurance and Indemnity Agreement shall take effect on the Closing Date and shall remain in effect until the later of (a) such time as the Note Insurer is no longer subject to a claim under the Note Guaranty Insurance Policy and the Note Guaranty Insurance Policy shall have been surrendered to the Note Insurer for cancellation and (b) all amounts payable to the Note Insurer by the Administrator, FMC or the Issuer or from any other source under the Basic Documents and all amounts payable under the Notes have been paid in full; provided, however, that the provisions of Sections 3.02, 3.03 and 3.04 hereof shall survive any termination of this Insurance and Indemnity Agreement.

SECTION 4.02.  Further Assurances and Corrective Instruments.

(a)  None of  the Administrator, FMC or the Issuer shall grant any waiver of rights under any of the Basic Documents to which any of them is a party without the prior written consent of the Note Insurer, and any such waiver without the prior written consent of the Note Insurer shall be null and void and of no force or effect.

(b)  To the extent permitted by law, each of the Administrator, FMC and the Issuer agrees that it will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such supplements hereto and such further instruments as the Note Insurer may request and as may be required in the Note Insurer’s judgment to effectuate the intention of or facilitate the performance of this Insurance and Indemnity Agreement.

SECTION 4.03.  Obligations Absolute.

(a)  The obligations of the Administrator, FMC and the Issuer hereunder shall be absolute and unconditional and shall be paid or performed strictly in accordance with this Insurance and Indemnity Agreement under all circumstances irrespective of:

(i)  any lack of validity or enforceability of, or any amendment or other modifications of, or waiver, with respect to any of the Basic Documents or the Notes;

(ii)  any exchange or release of any other obligations hereunder;

(iii)  the existence of any claim, setoff, defense, reduction, abatement or other right that the Administrator, FMC or the Issuer may have at any time against the Note Insurer or any other Person;

(iv)  any document presented in connection with the Note Guaranty Insurance Policy proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)  any payment by the Note Insurer under the Note Guaranty Insurance Policy against presentation of a certificate or other document that does not strictly comply with terms of the Note Guaranty Insurance Policy;

(vi)  any failure of the Issuer to receive the Advances; and

(vii)  any other circumstances, other than payment in full, that might otherwise constitute a defense available to, or discharge of, the Administrator, FMC or the Issuer in respect of any Basic Document.

(b)  The Administrator, FMC, the Issuer and any and all others who are now or may become liable for all or part of the obligations of the Administrator, FMC or the Issuer under this Insurance and Indemnity Agreement agree to be bound by this Insurance and Indemnity Agreement and (i) to the extent permitted by law, waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Basic Document or by any extension or renewal thereof; (ii) waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest; (iii) waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder, except as required by the Basic Documents; (iv) waive all rights of abatement, diminution, postponement or deduction, or to any defense other than payment, or to any right of setoff or recoupment arising out of any breach under any of the Basic Documents, by any party thereto or any beneficiary thereof, or out of any obligation at any time owing to the Administrator, FMC or the Issuer; (v) agree that its liabilities hereunder shall, except as otherwise expressly provided in this Section 4.03, be unconditional and without regard to any setoff, counterclaim or the liability of any other Persons for the payment hereof; (vi) agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event; (vii) consent to any and all extensions of time that may be granted by the Note Insurer with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment; and (viii) consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c)  Nothing herein shall be construed as prohibiting the Administrator, FMC or the Issuer from pursuing any rights or remedies it may have against any other Person in a separate legal proceeding.

SECTION 4.04.  Assignments; Reinsurance; Third Party Rights.

(a)  This Insurance and Indemnity Agreement shall be a continuing obligation of the parties hereto and shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  None of the Administrator, FMC or the Issuer may assign its rights under this Insurance and Indemnity Agreement, or delegate any of its duties hereunder, without the prior written consent of the Note Insurer.  Any assignments made in violation of this Insurance and Indemnity Agreement shall be null and void.

(b)  The Note Insurer shall have the right to give participations in its rights under this Insurance and Indemnity Agreement and to enter into contracts of reinsurance with respect to the Note Guaranty Insurance Policy upon such terms and conditions as the Note Insurer may in its discretion determine; provided, however, that no such participation or reinsurance agreement or arrangement shall relieve the Note Insurer of any of its obligations hereunder or under the Note Guaranty Insurance Policy.

(c)  In addition, the Note Insurer shall be entitled to assign or pledge to any bank or other lender providing liquidity or credit with respect to the Transaction or the obligations of the Note Insurer in connection therewith any rights of the Note Insurer under the Basic Documents or with respect to any real or personal property or other interests pledged to the Note Insurer, or in which the Note Insurer has a security interest, in connection with the Transaction.

(d)  Except as provided herein with respect to participants and reinsurers, nothing in this Insurance and Indemnity Agreement shall confer any right, remedy of claim, express or implied, upon any Person other than the Note Insurer against the Administrator, FMC or the Issuer, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns.  The Indenture Trustee shall not have any right to payment from any Note Insurance Premiums paid or payable hereunder or from any other amounts paid by the Administrator or the Issuer pursuant to Section 3.02 or 3.03 hereof.

SECTION 4.05.  Liability of the Note Insurer.  Neither the Note Insurer nor any of its officers, directors or employees shall be liable or responsible for:  (a) the use that may be made of the Note Guaranty Insurance Policy by the Indenture Trustee or for any acts or omissions of the Indenture Trustee in connection therewith; or (b) the validity, sufficiency, accuracy or genuineness of documents delivered to the Note Insurer in connection with any claim under the Note Guaranty Insurance Policy, or of any signatures thereon, even if such documents or signatures should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged (unless the Note Insurer shall have actual knowledge thereof).  In furtherance and not in limitation of the foregoing, the Note Insurer may accept documents that appear on their face to be in order, without responsibility for further investigation.

SECTION 4.06.  Parties Not to Institute Insolvency Proceedings.  So long as this Insurance and Indemnity Agreement is in effect, and for one year following its termination, the Note Insurer will not file any involuntary petition or otherwise institute any bankruptcy, reorganization, moratorium, insolvency or liquidation proceeding or other proceeding under any federal or state bankruptcy or similar law against the Issuer.

ARTICLE V

DEFAULTS AND REMEDIES

SECTION 5.01.  Events of Default.  The occurrence of any of the following events shall constitute an event of default (“Event of Default”) hereunder:

(a)  Any representation or warranty made by the Sellers, the Administrator, the Servicer, any Guarantee Agency, FMC or the Issuer hereunder or under the Basic Documents, or in any certificate furnished hereunder or under the Basic Documents, shall prove to be untrue or incomplete in any material respect;

(b)  (i)  The Administrator, FMC or the Issuer shall fail to pay when due any amount payable hereunder or (ii) a legislative body has enacted any law that declares or a court of competent jurisdiction shall find or rule that this Insurance and Indemnity Agreement, the Indenture or the Administration Agreement is not valid and binding on the Administrator, FMC or the Issuer, as applicable;

(c)  The occurrence and continuance of an “event of default” under any of the Basic Documents; or

(d)  Any failure on the part of the Administrator, the Servicer, any Guarantee Agency, FMC or the Issuer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Administrator, the Servicer, any Guarantee Agency, FMC or the Issuer contained in this Insurance and Indemnity Agreement or in any other Basic Document which continues unremedied beyond any cure period provided therein, or, in the case of this Insurance and Indemnity Agreement (except as otherwise provided in this Section 5.01), for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Administrator, the Servicer, any Guaranty Agency, FMC or the Issuer, as applicable, by the Note Insurer or the Indenture Trustee;

(e)  A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Administrator, the Servicer, any Guaranty Agency, FMC or the Issuer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 consecutive days;

(f)  The Administrator, the Servicer, any Guaranty Agency, FMC or the Issuer shall consent to the appointment of a conservator or receiver or liquidator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Administrator, the Servicer, the Guarantor or the Issuer or relating to all or substantially all of its property; or

(g)  The Administrator, the Servicer, any Guaranty Agency, FMC or the Issuer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

SECTION 5.02.  Remedies; No Remedy Exclusive.  (a)  Upon the occurrence of an Event of Default, the Note Insurer may exercise any one or more of the rights and remedies set forth below:

(i)  declare all indebtedness of every type or description then owed by the Administrator, FMC or the Issuer to the Note Insurer to be immediately due and payable, and the same shall thereupon be immediately due and payable, in each case subject to the provisions of the Indenture;

(ii)  exercise any rights and remedies under the Trust Agreement, the Indenture or any other Basic Document in accordance with the terms thereof or direct the Indenture Trustee to exercise such remedies in accordance with the terms of the each such agreement, in each case subject to the provisions of the Indenture; or

(iii)  take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due under this Insurance and Indemnity Agreement, the Trust Agreement, the Indenture or any other Basic Document or to enforce performance and observance of any obligation, agreement or covenant of the Administrator, FMC or the Issuer under this Insurance and Indemnity Agreement, the Trust Agreement, the Indenture or any other Basic Document, in each case subject to the provisions of and to the extent allowed by the Trust Agreement, the Indenture or any other Basic Document.

(b)  Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under this Insurance and Indemnity Agreement, the Trust Agreement, the Indenture or any other Basic Document, or existing at law or in equity, provided, however, that any amount recovered pursuant to the exercise of such remedies shall be subject to the priorities of payment set forth in Sections 5.04(b) and (c) and 8.02(e) of the Indenture, as applicable.  No delay or omission to exercise any right or power accruing under this Insurance and Indemnity Agreement or any other Basic Documents upon the happening of any event set forth in Section 5.01 hereof shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Note Insurer to exercise any remedy reserved to the Note Insurer in this Article, it shall not be necessary to give any notice, other than such notice as may be required by this Article.

SECTION 5.03.  Waivers.  (a)  No failure by the Note Insurer to exercise, and no delay by the Note Insurer in exercising, any right hereunder shall operate as a waiver thereof.  The exercise by the Note Insurer of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein to the Note Insurer are declared in every case to be cumulative and not exclusive of any remedies provided by law or equity.

(b)  The Note Insurer shall have the right, to exercise in its complete discretion, to waive of any Event of Default hereunder, by a writing setting forth the terms, conditions and extent of such waiver signed by the Note Insurer and delivered to the Administrator, FMC and the Issuer.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence which gave rise to the Event of Default so waived and not to any other similar event or occurrence which occurs subsequent to the date of such waiver.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.  Amendments, Etc.  This Insurance and Indemnity Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto.  No act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

SECTION 6.02.  Notices.  All demands, notices and other communications to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered and telecopied to the recipient as follows:

(a)   To Note Insurer:

Ambac Assurance Corporation
One State Street Plaza
New York, New York  10004
Attention:  Student Loan Group - CABS
Telecopy No.:  212-363-1459
Telephone No.:  212-221-1854

(in each case in which notice or other communication to the Note Insurer refers to an Event of Default, a claim on the Note Guaranty Insurance Policy or with respect to which failure on the part of the Note Insurer to respond shall be deemed to constitute consent or acceptance, then a copy of such notice or other communication should also be sent to the attention of the general counsel of the Administrator and to the general counsel of the Trustee and shall be marked to indicate “URGENT MATERIAL ENCLOSED.”)

(b)      To the Issuer:

The National Collegiate Student Loan Trust 2007-4
℅ Wilmington Trust Company, as Owner Trustee
Rodney Square North
1100 North Market Street
Wilmington, Delaware  19890
Telephone:  302-636-6194
Facsimile:  302-636-4140

With a copy to:

The First Marblehead Corporation
The Prudential Tower
800 Boylston Street, 34th Floor
Boston, Massachusetts  02199-8157
Attention:  Controller
Copy to:  Corporate Law Department

(c)   To the Administrator:

First Marblehead Data Services, Inc.
237 Park Avenue
New York, New York 10017
Attention:  Ms. Rosalyn Bonaventure

(d)   To the Indenture Trustee:

U.S. Bank National Association
Corporate Trust Services -SFS
One Federal Street, 3rd Floor
Boston, Massachusetts 02110
Attention: Ms. Karen Beard

A party may specify an additional or different address or addresses by writing mailed or delivered to the other parties as aforesaid.  All such notices and other communications shall be effective upon receipt.

SECTION 6.03.  Severability.  In the event that any provision of this Insurance and Indemnity Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such holding shall not invalidate or render unenforceable any other provision hereof.  The parties hereto further agree that the holding by any court of competent jurisdiction that any remedy pursued by any party hereto is unavailable or unenforceable shall not affect in any way the ability of such party to pursue any other remedy available to it.

SECTION 6.04.  Governing Law.  This Insurance and Indemnity Agreement shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 6.05.  Consent to Jurisdiction.  (a)  The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and to or in connection with any of the Basic Documents or the transactions contemplated thereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York state court or, to the extent permitted by law, in such federal court.  The parties hereto agree that a final unappealable judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

(b)  To the extent permitted by applicable law, the parties hereto shall not seek and hereby waive the right to any review of the judgment of any such court by any court of any other nation or jurisdiction which may be called upon to grant an enforcement of such judgment.

Service on the Administrator may be made by delivering copies of the summons and complaint and either process which may be served in any suit, action or proceeding to the Administrator as follows:  First Marblehead Data Services, Inc., 237 Park Avenue, New York, New York 10017.  Such address may be changed by the applicable party or parties, with the prior written consent of the Note Insurer, by written notice to the other parties hereto.

Service on the Issuer may be made by delivering copies of the summons and complaint and either process which may be served in any suit, action or proceeding to the Issuer as follows: The National Collegiate Student Loan Trust 2007-4, ℅ Wilmington Trust Company, as Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890, Attention:  Attention: Corporate Trust Administration; with a copy to: The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, Attention: Controller, with a copy to: Corporate Law Department.  Such address may be changed by the applicable party or parties, with the prior written consent of the Note Insurer, by written notice to the other parties hereto.

Service on FMC may be made by delivering copies of the summons and complaint and either process which may be served in any suit, action or proceeding to FMC as follows: The First Marblehead Corporation, The Prudential Tower, 800 Boylston Street, 34th Floor, Boston, Massachusetts 02199-8157, Attention: Controller, with a copy to: Corporate Law Department.  Such address may be changed by the applicable party or parties, with the prior written consent of the Note Insurer, by written notice to the other parties hereto.

(c)  Nothing contained in this Insurance and Indemnity Agreement shall limit or affect the Note Insurer’s right to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Basic Documents against the Administrator, FMC or the Issuer or their respective property in the courts of any jurisdiction.

SECTION 6.06.  Consent of the Note Insurer.  In the event that the consent of the Note Insurer is required under any of the Basic Documents, the determination whether to grant or withhold such consent shall be made by the Note Insurer in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

SECTION 6.07.  Counterparts.  This Insurance and Indemnity Agreement may be executed in counterparts by the parties hereto, and all such counterparts shall constitute one and the same instrument.

SECTION 6.08.  Headings.  The headings of Articles and Sections and the Table of Contents contained in this Insurance and Indemnity Agreement are provided for convenience only.  They form no part of this Insurance and Indemnity Agreement and shall not affect its construction or interpretation.  Unless otherwise indicated, all references to Articles and Sections in this Insurance and Indemnity Agreement refer to the corresponding Articles and Sections of this Insurance and Indemnity Agreement.

SECTION 6.09.  Trial by Jury Waived.  Each party hereby waives, to the fullest extent permitted by law, any right to a trial by jury in respect of any litigation arising directly or indirectly out of, under or in connection with any of the Basic Documents or any of the transactions contemplated thereunder.  Each party hereto (A) certifies that no representative, agent or attorney of any party hereto has represented, expressly or otherwise, that it would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it has been induced to enter into the Basic Documents to which it is a party by, among other things, this waiver.

SECTION 6.10.  Limited Liability.  No recourse under any Basic Document shall be had against, and no personal liability shall attach to, any officer, employee, director, affiliate or shareholder of any party hereto, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise in respect of any of the Basic Documents, the Notes or the Note Guaranty Insurance Policy, it being expressly agreed and understood that each Basic Document is solely a corporate obligation of each party hereto, and that any and all personal liability, either at common law or in equity, or by statute or constitution, of every such officer, employee, director, affiliate or shareholder for breaches of any party hereto of any obligations under any Basic Document is hereby expressly waived as a condition of and in consideration for the execution and delivery of this Insurance and Indemnity Agreement.

SECTION 6.11.  Entire Agreement.  This Insurance and Indemnity Agreement and the Note Guaranty Insurance Policy set forth the entire agreement among the parties with respect to the subject matter thereof, and this Insurance and Indemnity Agreement supersedes and replaces any agreement or understanding that may have existed between the parties prior to the date hereof in respect of such subject matter.

SECTION 6.12.  Limitation of Liability of Owner Trustee.  It is expressly understood and agreed by the parties hereto that (a) this Insurance and Indemnity Agreement is executed and delivered by Wilmington Trust Company (“Wilmington”), not individually or personally but solely as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer are made and intended not as personal representations, undertakings and agreements by Wilmington, but are made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Insurance and Indemnity Agreement or otherwise.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

THE NATIONAL COLLEGIATE STUDENT LOAN TRUST 2007-4, as Issuer By: Wilmington Trust Company, not in its individual capacity but solely in its capacity as Owner Trustee
By: /s/ Patricia A. Evans Name: Patricia A. Evans Title: Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Indenture Trustee
By: /s/ Karen R. Beard Name: Karen R. Beard Title: Vice President
THE FIRST MARBLEHEAD CORPORATION
By: /s/ John A. Foxgrover Name: John A. Foxgrover Title: Senior Vice President
FIRST MARBLEHEAD DATA SERVICES, INC. as Administrator
By: /s/ Rosalyn Bonaventure Name: Rosalyn Bonaventure Title: President
AMBAC ASSURANCE CORPORATION, as Note Insurer
By: /s/ Richard Marsh
Name: Richard Marsh
Title: Managing Director